EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: SMART BALANCE  INC. [SMBL]

Date of Event requiring statement: November 13, 2007





/S/ OSCAR S. SCHAFER
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Signature

                         FORM 4 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: SMART BALANCE  INC. [SMBL]

Date of Event requiring statement: November 13, 2007





/S/ OSCAR S. SCHAFER
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Signature










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